EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                 ----------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)


                                                         Three Months Ended
                                                             March 31
                                                    ---------------------------
                                                       2000           1999
                                                    -----------     -----------


BASIC:
Income:
   Net income for basic earnings per
     share calculation .........................     $   3,561       $    3,728
                                                     =========       ==========

Shares:
   Average number of common
     shares outstanding.........................         16,063          16,063
                                                     ==========      ==========

Earnings Per Share:
   Net income per share.........................    $       .22      $      .23
                                                    ===========      ==========


















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                                                                      EXHIBIT 11


                           ROBERTSON-CECO CORPORATION
                COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
                ------------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)


                                                         Three Months Ended
                                                              March 31
                                                       2000           1999
                                                       ----           ----


DILUTED:
Income:
   Net income for diluted earnings per
     share calculation ............................ $     3,561     $     3,728
                                                    ===========     ===========

Shares:
   Average number of common
     shares outstanding............................      16,063          16,063
   Incremental shares to reflect dilutive
     effect of deferred compensation plan..........          27              21
                                                    -----------     -----------

   Total number of common shares
     assuming dilution ............................      16,090          16,084
                                                     ==========     ===========

Earnings Per Share:
   Net income per share............................  $      .22     $       .23
                                                     ==========     ===========